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SECURITIES AND EXCHANGE COMMISSION
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CENTRAL PACIFIC FINANCIAL CORP.
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Second Quarter 2009 Financial Results July 30, 2009

Forward-Looking Statements This presentation may contain forward-looking statements concerning projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, concerning stress tests conducted by the Company, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and generally include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock. For further information on factors which could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year. The Company does not update any of its forward-looking statements.

Management Priorities Reduce credit risk exposure Strengthen capital position Enhance balance sheet liquidity

Second Quarter 2009 Results Reported a second quarter 2009 net loss of $34.4 million, or $1.27 per diluted share, compared to net income of $2.6 million, or $0.03 per diluted share, reported in the first quarter of 2009. Recognized total credit costs of $79.9 million, comprised of a provision for loan and lease losses of $74.3 million, an increase to the reserve for unfunded commitments of $2.4 million, foreclosed asset expense of $2.3 million and write-downs of loans held for sale of $0.9 million. Increased the allowance for loan and lease losses, as a percentage of total loans and leases, to 4.50% at June 30, 2009 from 3.20% at March 31, 2009. Increased core deposits by $201.7 million, or 6.8% from March 31, 2009. Improved loan-to-deposit ratio to 93.0% at June 30, 2009 from 95.4% at March 31, 2009. During the second quarter of 2009, originated $558.4 million in residential mortgage loans in Hawaii. Combined with originations of $597.5 million during the first quarter of 2009, YTD originations were a record $1.2 billion, up 35.1% from the year ago period. Maintained “well-capitalized” regulatory designation at June 30, 2009 with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 13.28%, 14.57% and 10.61%, respectively. We also reported a tangible common equity ratio of 5.76% at June 30, 2009.

Recent Significant Event CPF postponed its public stock offering due to current market conditions. Postponed public stock offering as our authorized but unissued common shares and current market price prevented us from achieving our objectives. Continue to believe augmenting our capital position is prudent and plan to seek shareholder approval to increase our authorized share count to provide increased flexibility. Maintained “well-capitalized” regulatory designation at June 30, 2009. Peer data as of 3/31/09. Peers include the 10 largest publicly traded western banks with total assets less than $10 billion. Source: SNL Financial 13.3% 10.6% 10.0% 6.0% 5.0% 13.2% 11.6% 9.5% 14.6% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Total Risk-Based Capital Tier 1 Risk-Based Capital Leverage Capital Well-Capitalized Western Peer Avg CPF 6/30/2009

Net Interest Income / Net Interest Margin 3.82% 3.77 % Net Interest Margin (as reported) $ 46.5 $ 46.1 Net Interest Income 4,165 $ 4,963 Avg. Bal. (18.4) $ 64.5 Inc./ (Exp.) (19.9) (1.94) (1.77) 4,165 Interest-bearing liabilities $ 66.4 5.40% 5.21% $ 4,954 Interest earning assets 3.90% 3.89 % Net Interest Margin (normalized) * Inc./ (Exp.) Yield/ (Rate) Yield/ (Rate) Avg. Bal. ($ In Millions) Q109 Q209 * Normalized for interest reversals on nonaccrual loans of $1.4 million and $1.0 million for Q209 and Q109, respectively. Net Interest Income Net interest income totaled $46.1 million for the second quarter of 2009, compared to $46.5 million for the first quarter of 2009.

Other Operating Income 0.4 3.5 3.9 Service charges on deposit accounts 0.4 1.1 1.5 Income from bank-owned life insurance 0.5 4.0 4.5 Gain on sales of residential loans $ (2.6) $ - $ (2.6) Other-than-temporary impairment (OTTI) charge Other Operating Income Other operating income totaled $14.6 million for the second quarter of 2009, compared to $15.7 million in the first quarter of 2009. The sequential quarter decrease was primarily due to changes in the following categories: (3.6) ($1.5) 3.6 $10.3 - $8.8 Gain on sale of parcel of land 0.9 (1.7) (0.8) Unrealized gain (loss) on outstanding interest rate locks $2.5 (0.2) 2.3 Non-cash gain (loss) re: ineffective portion of a cash flow hedge Difference 1Q09 2Q09 ($ in millions)

Other Operating Expense / Efficiency Ratio Other Operating Expense Other operating expense totaled $45.8 million for the second quarter of 2009, compared to $37.7 million in the first quarter of 2009. The sequential quarter increase was primarily due to changes in the following categories: 2.6 $5.8 0.6 $2.5 3.2 $8.3 Write down of LHFS / Foreclosed asset expense $ 3.2 $1.9 $ 5.1 FDIC insurance expense Difference 1Q09 2Q09 ($ in millions) Efficiency Ratio Our reported efficiency ratio was 65.64% for the second quarter of 2009, compared to 57.85% in the first quarter of 2009. Excluding the impact of an FDIC special assessment charge totaling $2.5 million, the efficiency ratio was 61.75% for the second quarter of 2009.

Focus on Credit Risk Management New Credit Administration Team and strengthened risk management infrastructure. Appointed a new interim Chief Credit Officer in June 2009 with more than 28 years of Credit Administration and Risk Management experience. Expanded our Special Credits group to 12 professionals with dedicated teams in Hawaii and California. Enhanced credit risk management systems, monitoring and reporting. Continue to refine and develop analytics each quarter. Proactive and transparent management of credit risk. Instituted monthly detailed loan reviews, improved reporting, enhanced the asset quality forecast process, and set problem asset resolution and reduction goals. Bulk loan sale of mainland residential construction loans in 2Q08 – one of the earliest bulk loan sales completed by a bank in this downturn. $235 million in net charge-offs, asset write downs and losses on sale from 1/1/08 to 6/30/09. Strengthened loan loss reserves with ALLL/total loans of 4.50% at June 30, 2009.

Loan and Credit Quality Composition 1 Losses include loan charge-offs, write downs of assets and losses on sale of assets. Business Line loan totals differ from 10-Q disclosure due to a more narrow application of FDIC loan codes based on loan purpose. As of 6/30/09, $ in thousands % of Nonaccrual/ Losses Outstanding Outstanding Nonaccrual Outstanding 30-89 Days 90+ Days Since Balance Balance Loans Balance OREO Delinquent Delinquent 1/1/2008 1 Hawaii Residential Construction $362,566 10% $50,277 14% $- $3,498 $- $11,937 Commercial Construction 325,081 9% 33,704 10% - - - 548 Commercial Mortgage 791,292 21% 4,789 1% - 403 - 1,187 Residential Mortgage 773,191 21% 16,548 2% 557 6,563 3,755 3,841 Commercial & Industrial 260,802 7% 9,671 4% - 258 - 7,019 Other 203,063 6% 2,856 1% - 1,776 692 3,588 Hawaii Portfolio 2,715,995 74% 117,845 4% 557 12,498 4,447 28,120 Mainland Residential Construction $47,336 1% $41,761 88% $11,355 $- - $180,151 Commercial Construction 383,446 10% 71,547 19% 5,950 - - 21,312 Commercial Mortgage 541,412 15% 12,150 2% - 4,160 - 5,345 Mainland Portfolio 972,194 26% 125,458 13% 17,305 4,160 - 206,808 Total Loan Portfolio $3,688,189 100% $243,303 7% $17,862 $16,658 $4,447 $234,928

Loans Delinquent for 30 Days or More Still Accruing Interest Business Line loan totals differ from 10-Q disclosure due to a more narrow application of FDIC loan codes based on loan purpose. ($ outstandings in thousands) 6/30/2009 3/31/2009 12/31/2008 Loans Delinquent for 90 Days or More Mainland Construction $- $6,916 $- Commercial Mortgage - 11,771 - Hawaii Construction - - - Commercial Mortgage - - - Residential Mortgage 3,755 1,288 582 Commercial & Industrial - - - Consumer 692 330 488 Total Loans Delinquent for 90 Days or More $4,447 $20,305 $1,070 Loans Delinquent 60-89 Days $9,710 $20,161 $10,542 Loans Delinquent 30-59 Days 6,948 67,385 12,322 Total Delinquent Loans $21,105 $107,851 $23,934

Nonperforming Asset Detail Business Line loan totals differ from 10-Q disclosure due to a more narrow application of FDIC loan codes based on loan purpose. ($ outstandings in thousands) 6/30/2009 3/31/2009 12/31/2008 Nonaccrual Portfolio Loans Mainland Residential Construction $41,761 $45,050 $38,871 Commercial Construction 71,547 48,653 48,687 Commercial Mortgage 12,150 - - Hawaii Residential Construction 50,277 15,767 19,057 Commercial Construction 33,704 3,245 2,114 Commercial Mortgage 4,789 5,447 5,462 Residential Mortgage 16,548 9,965 6,162 Commercial & Industrial 4,519 10,344 1,425 Lease 2,856 265 335 Nonaccrual Loans Held for Sale Mainland Residential Construction - 4,616 10,450 Hawaii Commercial & Industrial 5,152 - - Total Nonaccrual Loans $243,303 $143,352 $132,563 Other Real Estate Mainland $17,305 $16,268 $10,868 Hawaii 557 290 352 Total Nonperforming Assets $261,165 $159,910 $143,783

Hawaii High End Resort Segment At 6/30/09 – Total $150 million ($ outstandings in millions) Average loan size is $11.8 million (committed). There are 15 loans in this segment; 3 of the larger loans (by outstandings) are: $27 million participation in a loan to construct a Maui development consisting of 146 whole and fractional ownership condominium units; 32 units and 268 fractionals sold. $21 million loan to build 38 townhouse units on the island of Hawaii (27 units completed with 14 sold and 2 in escrow). $18 million construction loan to build 4 luxury single family houses on Big Island. Two are complete and are being marketed for sale. Location Maui $36 24% Oahu $22 15% Kauai $21 14% Big Island $71 47% Property Type Condo $16 11% Townhouse $51 34% SFR $83 55%

Mainland – Retail/Restaurant Property Segment At 6/30/09 – Total $353 million ($ outstandings in millions) Average loan size is $5.9 million (committed). Portfolio is made up of 62 loans; current weighted average LTV is 74%. By outstanding, this represents 36% of the mainland portfolio. 3 of the larger loans (by outstandings) in this segment: $47 million loan secured by a 415,000 s.f. retail center in the Los Angeles area. $23 million loan secured by a 46,000 s.f. retail center in Las Vegas. $21 million construction/renovation loan secured by a shopping center in Central California. Location Los Angeles $152 43% Other States $22 6% Nevada $33 9% Arizona $22 6% Calif - Other $14 4% Fresno $17 5% Sacramento $17 5% Tulare $21 6% Riverside $55 16% Loan Type Term $235 67% Land $39 11% Construction (Vertical) $79 22%

Mainland – Office Property Segment At 6/30/09 – Total $268 million ($ outstandings in millions) Average loan size is $6.9 million (committed). Portfolio consists of 43 loans; current weighted average LTV is 72%. By outstanding, this represents 28% of the mainland portfolio. 3 of the larger loans (by outstandings) in this segment: $21 million loan to renovate a 5-building office complex in Olympia, Washington. $20 million loan to develop a commercial office/medical office complex in Oceanside, California. $16 million loan to construct a 2-story office/retail project in Rancho Cordova, California. Location Los Angeles $35 13% San Diego $36 13% Sacramento $74 28% Other States $18 7% Washington $47 18% Arizona $20 7% Other Calif $38 14% Loan Type Construction (Vertical) $108 40% Term $142 53% Land $7 3% Land Dev $11 4%

Disciplined Liquidity Management Core deposits increased by $201.7 million, or 6.8%, from March 31, 2009. Deposits fund 71.8% of total assets at 6/30/09. Loan to deposit ratio reduced to 93.0% at 6/30/09. Minimal reliance on brokered CDs. Strong liquidity position with over $1.2 billion in available borrowing capacity at June 30, 2009. $98 million residential mortgage loan sale completed in 1Q09 at par. Proactively strengthening balance sheet liquidity

Deleveraging the Balance Sheet Peer data as of 3/31/09. Peers include the 10 largest publicly traded western banks with total assets less than $10 billion. Source: SNL Financial Loan-to-Deposit Ratio 100% 93% 95% 103% 108% 104% 110% 103% 98% 93% 95% 60% 70% 80% 90% 100% 110% 120% 2004 2005 2006 2007 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 CPF Western Peer Average

Strong Deposit Franchise Total deposits of $4.0 billion. Core deposits of $3.2 billion or 80% of total. Reduced average deposit cost to 1.18% for the quarter ended June 30, 2009 from 1.35% for the quarter ended March 31, 2009. CDs over $250,000 total $169 million, or 4% of total deposits. Brokered deposits total $121 million, or 3% of total deposits. Data as of June 30, 2009. Noninterest-Bearing DDA 16% Interest-Bearing DDA 14% Savings & Money Market 36% CDs <$100,000 15% Government CDs 4% CDs Over $250,000 4% CDs $100,000- 250,000 8% Brokered CDs 3%

Hawaii Market Opportunity Established and attractive market position in the Hawaii market. One of the largest financial institutions in Hawaii with over 13% deposit market share among banks and thrifts. 1 Viewed as the local community bank that is large enough to provide a broad suite of products and services, yet small enough to deliver personalized customer service. Market position provides opportunity to launch innovative and attractive products to grow market share. Community-Based Banking philosophy to broaden and deepen relationships to increase share of wallet. Capitalize on position as #1 residential mortgage lender in Hawaii. 1 FDIC data as of 3/31/09.

Management Priorities Reduce credit risk exposure Strengthen capital position Enhance balance sheet liquidity

APPENDIX

Hawaii Commercial Mortgage Portfolio At 6/30/09 – Total $791 million ($ outstandings in millions) Average loan size is $1.2 million (committed). 701 loans with current weighted average LTV of 55% and an average DSCR of 1.64x. 3 of the larger loans (by outstandings) in the portfolio are: $17 million secured by stabilized self-storage project in Honolulu. $15 million secured by a skilled nursing home facility in West Oahu. $15 million participation loan secured by a mid-sized economy hotel in Waikiki. Property Type Condo $18 2% Other $12 2% Storage $52 7% Industrial/ Warehouse $98 12% Hotel $21 3% Retail $117 15% Office $98 12% Owner User $267 33% Apartment $108 14% Location Oahu $588 74% Kauai $21 3% Other $9 1% Big Island $54 7% Maui $119 15%

Hawaii Commercial Construction Portfolio At 6/30/09 – Total $325 million ($ outstandings in millions) Average loan size is $5 million (committed). 81 loans with a current weighted average LTV of 82.6%. 3 of the larger loans (by outstandings) in the portfolio are: $41 million loan to construct a 137,000 s.f. retail center in Lahaina, Maui. Project has stabilized. $20 million loan to develop an industrial lot subdivision in West Oahu. $17 million loan to construct a self-storage facility in Honolulu. Location Oahu $198 61% Kauai $15 5% Big Island $18 5% Maui $94 29% Property Type Retail $89 27% Industrial/Warehouse $67 21% Storage $43 13% Golf Course $23 7% Hotel $15 5% Apartment $10 3% Owner $41 13% Other $37 11%

Hawaii Residential Mortgage Portfolio At 6/30/09 – Total $773 million ($ outstandings in millions) For residential mortgages, excluding Home Equity and Private Banking Lines, average loan size is $319 thousand, current weighted average LTV is 65%, and weighted average updated credit score is 746. For Home Equity, average commitment is $84 thousand, origination average combined LTV is 48%. Current weighted average credit score is 788 (weighted on committed). Utilization rate on all lines is 36%. Location Residential Mortgages (excluding Home Equities, Private Bkg) Metro/East Oahu $247 45% Big Island $26 5% Kauai $28 5% Maui/Molokai $99 18% North/ Windward Oahu $65 12% West Oahu $79 15% Loan Type Home Equity $107 14% ARM $212 27% Fixed Rate $354 47% Int Only $9 1% Private Bkg Line $71 9% Construction $2 0% Land $18 2%

Hawaii Residential Construction Portfolio At 6/30/09 – Total $363 million ($ outstandings in millions) Average loan size is $6.2 million (committed). 69 loans with a current weighted average LTV of 73%. 3 of the larger loans (by outstandings) in the portfolio: $27 million participation in a loan to construct a Maui development consisting of 146 condos, of which 84 are sold as whole units and 62 sold as fractionals); 32 units and 268 fractionals sold. $21 million loan to build 38 townhouse units on the island of Hawaii (27 units completed with 14 sold and 2 in escrow). $20 million loan to develop 99-unit moderately priced condo project on Maui. Site work and construction in progress based on pre-sales. Location Maui $117 32% Big Island $104 29% Kauai $32 9% Oahu $110 30% Property Type Condo $65 18% Townhouse $81 22% SFR $217 60%

Hawaii C&I and Other Loan and Lease Types At 6/30/09 – Total $464 million ($ outstandings in millions) Average loan size for commercial/industrial portfolio is $153 thousand (committed). 3 of the larger loans (by outstandings) in the C&I portfolio: $9 million loan to a theater chain operator with multiple locations in Hawaii. $7 million loan to a major property management company. $5.1 million participation in loans to a Hawaii-based restaurant operation. Indirect Auto continues to decrease, dropping $11 million during 2nd qtr 2009, a total of $35 million since 3rd qtr 2008. Weighted average updated credit score is 693. Location - C&I/Consumer Loans Oahu $291 70% Kauai $17 4% Big Island $44 11% Maui $61 15% Loan Type C&I $261 56% Lease/Other $46 10% Consumer $52 11% Indirect Auto $105 23%

Mainland Commercial Mortgage Portfolio At 6/30/09 – Total $541 million ($ outstandings in millions) Average loan size is $5.1 million (committed). There are 106 loans in this portfolio, with current weighted average LTV of 71% and DSCR of 1.42x. 3 of the larger loans (by outstandings) in this portfolio: $47 million loan secured by a 415,000 s.f. retail center in the Los Angeles area. $23 million loan secured by a 46,000 s.f. retail center in Las Vegas. $19 million loan secured by a retail power center in Arizona. Property Type Owner $18 3% Other $14 3% Hotel $20 4% Parking $22 4% Apartment $65 12% Retail $235 43% Office $142 26% Industrial/ Warehouse $25 5% Location Riverside $37 7% Sacramento $47 8% Los Angeles $187 35% San Diego $26 5% Other Calif $38 7% Colorado $22 4% Washington $80 15% Nevada $55 10% Arizona $29 5% Oregon $10 2% Texas $10 2%

Mainland Commercial Construction Portfolio At 6/30/09 – Total $383 million ($ outstandings in millions) Average loan size is $7.7 million (committed). There are 56 loans in this portfolio, with a current weighted average LTV of 82%. Net book value for portfolio is 93% (Los Angeles is 95%, Riverside, 84%, Sacramento, 90%, Washington, 95%). 3 of the larger loans (by outstandings) in this portfolio: $21 million loan to renovate a 5-building office complex in Olympia, Washington. $21 million construction/renovation loan secured by a shopping center in the San Joaquin Valley. $20 million loan to develop a commercial office/medical office complex in Oceanside, California. Property Type Other $39 10% Apartment $50 13% Retail/ Restaurant $118 31% Office $126 33% Industrial/ Warehouse $50 13% Location Oregon $4 1% Washington $66 18% Nevada $8 2% Sacramento $62 16% Riverside $58 15% Los Angeles $54 14% San Diego $42 11% Fresno $28 7% Other Calif $48 13% Arizona $13 3%

Mainland Residential Construction Portfolio At 6/30/09 – Total $47 million ($ outstandings in millions) Portfolio consists of 12 loans with a current weighted average LTV of 92% and weighted average net book value (NBV) of 42% of original note balance. Our 3 largest California exposures consist of 7 loans. Fresno – 2 loans with a weighted average NBV of 64% of original note balance. Sacramento – 3 loans with a weighted average NBV of 25% of original note balance. Riverside – 2 loans with a weighted average NBV of 31% of original note balance. Location Sacramento $9 19% Washington $11 24% Other Calif $1 2% Riverside $9 20% Fresno $17 35% Property Type SFR $43 91% Condo $4 9%

Non-GAAP to GAAP Reconcilement % 58.37% 57.85% 61.75 Efficiency ratio, excluding FDIC special assessment charge - - (3.89) FDIC special assessment charge % 58.37% 57.85% 65.64 Efficiency ratio (35.13) (0.69) (1.42) Write down of assets (2.62) - - Loss on commercial real estate loans (6.24) (0.21) (3.59) Foreclosed asset expense (1.05) (1.15) (1.12) Amortization and impairment of other intangible assets (147.72) - - Goodwill impairment % 251.13% 59.90% 71.77 Total operating expenses as a percentage of net operating revenue Efficiency Ratio % 4.13% 3.90% 3.89 Net interest margin, excluding reversal of interest on nonaccrual loans 0.16 0.08 0.12 Reversal of interest on nonaccrual loans % 3.97% 3.82% 3.77 quarter-to-date average interest earning assets Annualized net interest income for the quarter as a percentage of Net Interest Margin June 30, 2008 March 31, 2009 June 30, 2009 Ended Ended Ended Quarter Quarter Quarter

Notice to Investors ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of the shareholder meeting to be called to consider the increase in the number of authorized shares of the Company. The Company will be filing a proxy statement with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from the investor relations page of the Company’s website. PARTICIPANTS IN SOLICITATION CPF and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting. Information regarding the interests of CPF's directors and executive officers in the proxy contest will be included in CPF's definitive proxy statement.